November 9, 1998


Board of Directors
DBS Industries, Inc.
100 Shoreline Highway, Suite 190A
Mill Valley, CA 94941

        Re:    Common Stock of DBS Industries, Inc.

Gentlemen:

        We act as counsel to DBS Industries, Inc. (the "Company"), a Delaware corporation, in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 6,832,849 shares of the Company's Common Stock (the "Shares"), of which up to 2,675,935 may be resold by certain Selling Stockholders and 4,156,914 may be issued upon the exercise of Warrants and resold, and up to 1,250,000 Warrants which may be resold by certain Warrantholders, all as further described in a registration statement on Form SB-2 (File No. 333-63513) filed under the Securities Act (the "Registration Statement").

        For the purpose of rendering this opinion, we examined originals or photostatic copies of such documents as we deemed to be relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assumed that the Shares will be offered in the manner and on the terms identified or referred to in the prospectus, including all amendments thereto.



                              EXHIBIT 5.1 and 23.1

Board of Directors
November 25, 1998
Page 10




        Our opinion is limited solely to matters set forth herein. Attorneys practicing in this firm are admitted to practice in the State of California and we express no opinion as to the laws of any other jurisdiction other than the laws of the State of Delaware and the laws of the United States.

        Based upon and subject to the foregoing, after giving due regard to such issues of law as we deemed relevant, and assuming that (i) the Registration Statement becomes and remains effective, and the prospectus which is part thereof (the "Prospectus"), and the Prospectus delivery procedures with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, and (ii) all offers and sales of the Shares or Warrants have been and will be made in compliance with the securities laws of the states, having jurisdiction thereof, we are of the opinion that the Shares and Warrants, offered by the Selling Shareholders and Warrantholders have been, and the Shares to be issued upon the exercise of Warrants for adequate consideration will be, validly issued, fully paid, and nonassessable.

        We hereby consent in writing to the use of our opinion as an exhibit to the Registration Statement and any amendment thereto.

                                            Very truly yours,




                                             BARTEL ENG LINN & SCHRODER




                              EXHIBIT 5.1 and 23.1